EXHIBIT 10.10
                            SUBLEASE

1. PARTIES

     This sublease, dated September 1, 2000, is made by and between Prime Pinnacle Peak Properties, Inc., an Arizona corporation, (hereinafter called "Sublessee"), and Giant Industries Arizona, Inc., an Arizona corporation (hereinafter called "Sublessor"). Sublessor and Sublessee acknowledge that this sublease is subject to the Lease dated July 1, 1998 made by and between Pinnacle Citadel LLC, an Arizona limited liability company as Landlord and Giant Industries Arizona, Inc., an Arizona corporation as Tenant ("Master Lease"). Sublessee represents that it has read and is familiar with the terms of the
Master Lease.   Sublessee acknowledges it is subject to the terms and
obligations of Tenant under the Master Lease and in case of breach by Sublessee, Sublessor has all of the rights relative to the Sublessee under this sublease as Landlord has relative to the Sublessor under the Master Lease.

2. PREMISES

     In consideration of the mutual covenants and agreements set forth herein, Sublessor leases to Sublessee and Sublessee leases from Sublessor, for the rental and on the terms and conditions hereinafter set forth, a portion of the real property described on Exhibit A attached hereto, consisting of approximately 5,590 square feet of space consisting of the entire 2nd floor space along with the 1st floor front office, 1st floor closet, stair landing and stairwell together with any or all additional space along with six (6) covered parking spaces numbered 1 though 6, each located in the area cross-hatched on Exhibit
B. The address of the premises is 8700 East Pinnacle Peak Road, Scottsdale, Arizona 85255.

3. TERM

     The term of this sublease shall be for the time commencing on April 1, 2000 ("Commencement Date") and ending on July 31, 2003, unless terminated sooner by either party under the terms of this sublease or upon termination of the Master Lease. In the event the Master Lease is extended pursuant to Article 1(d) of Master Lease, then Sublessee may have the option pursuant to Article 1(d) of Master Lease to extend this sublease by one (1) successive period of five (5) years.

4. USE

     Sublessee shall occupy the premises as an office and for no other purpose whatsoever. Sublessee shall not create any nuisance, commit waste or interfere with, annoy or disturb any other lessees or occupants of the building. Sublessee shall do nothing nor permit anything to be done that would cause the Master Lease to be breached or terminated. Sublessee shall do nothing that may cause Sublessor's insurance premiums to increase, or cause Sublessor's insurance to be canceled.

5. RENT

     Sublessee shall pay to Sublessor during the term at the office of Sublessor, 23733 North Scottsdale Road, Scottsdale, AZ 85255, or at such other place as Sublessor may designate, without notice, demand, deduction or set-off, the amount of rent ("Minimum Annual Rent") as set forth in Article 2(a), 2(b), 2(c) & 2(d) of Master Lease. In addition, Sublessee shall pay to Sublessor its pro rata share of the operating costs as set forth in Article 6(a), 6(b), 6(c) & 6(d) of Master Lease.

6. QUIET ENJOYMENT

     Sublessor hereby warrants that Sublessor has the right to sublease the premises to Sublessee and that the individuals executing this sublease are fully authorized to and legally capable of executing this sublease on behalf of Sublessor. Sublessor covenants that Sublessee shall, while Sublessee is not in default of the terms of this sublease, peaceably and quietly hold and enjoy the premises for the sublease term, without interference or hindrance from Sublessor or persons claiming by or through Sublessor.

7. SUBLESSOR'S ACCESS TO THE PREMISES

     Provided that the exercise of such rights does not unreasonably interfere with Sublessee's use or occupancy of the premises, Sublessor shall have the right to enter the premises at reasonable times during normal business hours and upon reasonable advance notice of Sublessee for reasonable and lawful purposes.

8. COMPLIANCE WITH LAWS

     Sublessee shall comply with any and all present and future applicable laws, ordinances, rules, regulations, orders and covenants, whether promulgated by state, municipal, or any other agency or body having jurisdiction over the premises.

9. ALTERATIONS

     Sublessee shall not, except with Sublessor's prior written consent, make or cause to be made any alterations, decorations, additions or improvements to the premises. At the end of this sublease, Sublessee agrees to repair any damages caused by the removal of any of its improvements or fixtures.

10. END OF TERM HOLDOVER

     Sublessee shall not remain in possession of the premises after the expiration of the term of this sublease, and Sublessee acknowledges that in the event of termination or expiration of the Master Lease, this sublease will also terminate or expire.


11. MAINTENANCE AND REPAIRS

     Sublessee shall maintain the premises in a clean, orderly and sanitary condition. Sublessee shall be responsible for minor repairs and maintenance.

     Sublessee shall, throughout the term, take good care of the premises and fixtures and appurtenances therein, and make all minor and nonstructural repairs thereto as and when needed to preserve the premises in good order and condition. At the expiration or other termination of this sublease, Sublessee will surrender peaceable possession of the premises in as good condition as they were at the Commencement Date, excepting reasonable wear and tear, and damage by fire or other casualty. Sublessee shall reimburse Sublessor for all expenses of the repair of any damage to the premises or to any other part of the building caused by or resulting from any act or neglect of Sublessee. Any such damage to nonstructural parts of the premises shall be repaired promptly by Sublessee, at its sole expense, to the reasonable satisfaction of Sublessor. Sublessee shall give Sublessor prompt notice of any accident or needed repairs or replacements.

12. ASSIGNMENTS AND SUBLEASES

     Pursuant to Article 14 of Master Lease, Sublessee may assign or sublet said premises.

13. INDEMNIFICATION AND HOLD HARMLESS

     Sublessor and Sublessee shall indemnify and save each other harmless from and against any and all liabilities, claims and costs (including reasonable attorney's fees, penalties and fines) for death, injury or damages to persons, or property during the term of this sublease, arising from (a) any default by each in the performance of its obligations under this sublease or the Master Lease, (b) the manner of each party's use and occupancy of the premises, or (c) any acts, omissions, or negligence of each party or its agents, employees, contractors or invitees. If any action or proceeding is brought against the other based upon any such claim, the party at fault shall cease such action to be defended, at its expense, by counsel reasonably satisfactory to the other part. This hold harmless and indemnity shall survive termination of this sublease.

14. FORCE MAJEURE

     In the event Sublessor or Sublessee is delayed, hindered or prevented from performing any act or thing required hereunder by reason of strikes, lockouts, labor troubles, casualties, failure or lack of utilities, governmental laws or regulations, riots, insurrection, war, acts of God, or other cause beyond the reasonable control of Sublessor or Sublessee, neither party shall be liable for the delay, and the period for the performance by either party shall be extended for a period equivalent to the period of such delay. The foregoing shall be inapplicable to the payment of rent by Sublessee.

15. HAZARDOUS MATERIALS

     Should Sublessor or Sublessee, during the term of this sublease, or any extensions thereof, become aware of the existence of any regulated or environmentally hazardous substance being present on the premises, the party responsible therefore shall promptly remove the source of said substance. Sublessor warrants that it will indemnify and hold Sublessee harmless from any and all losses, claims, injuries, or cause of action (including reasonable attorney's fees) arising out of or caused by the existence of any such hazardous or regulated substances, created by or brought on the demised premises by Sublessor
during the term or any renewal of this sublease.    Sublessor or
Sublessee shall not be responsible to the other or any other party for hazardous substances or conditions at or regarding the premises which Sublessor or Sublessee did not create or allow.

16. DESTRUCTION OF THE PREMISES

     If during the term of this sublease, the premises are destroyed or damaged in whole or in part by fire or other casualty, then the applicable provision of the Master Lease will apply.

17. EMINENT DOMAIN

     If during the term of this sublease, the premises are taken or condemned in whole or in part by eminent domain, then the applicable provisions of the Master Lease will apply.

18. INSURANCE

     (a) Sublessor agrees to carry at its own expense throughout the term of this sublease, all insurance coverages required by the Master Lease.

     (b) Sublessee agrees to carry at its own expense throughout the term of this sublease, all insurance coverages required by the Master Lease. Sublessee shall deliver a Certificate of Insurance to Sublessor prior to the date of occupancy of the premises and said insurance policy shall list and protect Sublessor and Sublessee as their interest may appear and shall contain an endorsement stating that the insurer agrees to give no less than thirty (30) days prior written notice to Sublessor in the event of modification or cancellation hereof.
Sublessee shall be responsible for its own personal property insurance.

19. DEFAULT

     The occurrence of any one or more of the following events shall constitute a default of the sublease by Sublessee:
     (a)     The vacating or abandonment of the premises by Sublessee.
     (b) The failure of Sublessee to make any payment of rent or any other payment required to be made by Sublessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Sublessor to Sublessee.
     (c) The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this sublease to be observed or performed by Sublessee, other than described above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Sublessor to Sublessee.
     (d) The making by Sublessee of any general assignment, or general arrangement for the benefit of creditors; the filing by or against Sublessee of a petition to have Sublessee adjudged as bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Sublessee, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Sublessee's assets located at the premises or of Sublessee's interest in this sublease, where possession is not restored to Sublessee within thirty (30) days of the attachment, execution or other judicial seizure of substantially all of Sublessee's assets located at the premises or of Sublessee's interest in this sublease where such seizure is not discharged within thirty (30) days.

     In the event of any default by Sublessee, at any time thereunder, and without limiting Sublessor in the exercise of any other right or remedy which Sublessor may have by reason of such default or breach, Sublessor may: (a) choose not to hold Sublessee responsible for any or all terms of this sublease; (b) reenter the premises and terminate this sublease and hold Sublessee responsible for all damages resulting from the breach; or (c) reenter the premises, keep this sublease intact, and attempt to relet the premises on behalf of Sublessee as Sublessee's agent. Upon reentering the premises, Sublessor may relet the premises or any part thereof for such term, on such conditions and at such rental as Sublessor may deem advisable with the right to make alterations and repairs to the premises. Sublessor may remove therefrom all automobiles, signs, and other property, and such property may be removed and stored in any place for the account and at the expense and risk of Sublessee. Sublessee hereby waives all claims for damages which may be caused by the reentry of Sublessor and taking possession of the premises, or the removing or storage of the property as herein provided, and will save Sublessor harmless from any loss, cost or damages occasioned thereby, and no such reentry shall be considered or construed to be forcible entry or detainer.

     Should Sublessor elect to reenter as herein provided, rentals received by Sublessor from reletting shall be applied in this order: first, to any indebtedness other than rent due under this sublease; second, to the payment of any costs of reletting; third, to the payment of the cost of any alteration and repairs to the premises; and fourth, to the payment of rent due and unpaid under this sublease; and the remainder, if any, shall be held by Sublessor and applied in payment of any future rent as the same becomes due and payable under this sublease. Should rentals received from such reletting during any month be less than that agreed to be paid during the month by Sublessee under this sublease, then Sublessee immediately shall pay and be liable for such deficiency to Sublessor. No such reentry or taking possession by Sublessor shall be construed as an election on its part to terminate this sublease, unless a written notice of such intention is given to Sublessee. Notwithstanding any such reletting without termination, at any time thereafter, Sublessor may elect to terminate this sublease for such previous default. Should Sublessor at any time terminate this sublease for any default, in addition to any other remedy it may have, Sublessor may recover from Sublessee all damages Sublessor may incur by reason of such breach, including without limitation, the cost of recovering the premises and the present worth at the time of such termination of the rent and charges equivalent to rent as reserved in this sublease for the remainder of the stated term.

20. SIGNS

     Sublessee will not place any signs or other advertising matter or material on the exterior or on the interior of the premises or of the building without the prior written consent of the Sublessor first.

21. RULES AND REGULATIONS

     Sublessor shall have the right from time to time to prescribe reasonable rules and regulations for Sublessee's use of the premises and common areas, and such other reasonable rules and regulations that Sublessor may adopt upon written advance notice to Sublessee, and Sublessee shall observe and comply with such rules and those, if any, which are attached hereto and made part of this sublease.

22. AMERICANS WITH DIABILITIES ACT

     If during the term of this sublease, Sublessee should make any alteration or addition to said premises, Sublessee, at its cost and expense, agrees to comply with applicable requirements of Title III of the Americans With Disabilities Act (ADA) and agrees that the applicable provision of the Master Lease will apply.

23. NO JOINT VENTURE

     Nothing contained herein nor the acts of the parties shall be deemed or construed to create the relationship of principal and agent, partnership, joint venture, or similar relationship or arrangement, it being understood that the relationship between the parties is solely that of Sublessor and Sublessee.

24. WAIVER OF SUBROGATION

     Sublessor and Sublessee hereby mutually waive their respective rights of recovery against each other for any loss insured by Fire, Extended Coverage or All Risk Property Insurance Policy.

25. ATTORNEY'S FEES

     If either party herein brings an action to enforce the terms of this sublease, the prevailing party in such action shall be entitled to reasonable attorney's fees to be paid by the non-prevailing party.

26. SUCCESSORS AND ASSIGNS

     Each of the provisions of this sublease shall extend to and shall, as the case may require, bind or inure to the benefit of Sublessor and Sublessee, and their respective subsidiaries, affiliates, heirs, legal representatives, successors and assigns.

27. HEADINGS

     The titles and headings of this sublease are for convenience of reference only and shall not in any way be deemed a part of this sublease for the purpose of construing or interpreting the meaning thereof, or for any other purpose.

28. GOVERNING LAW

     This sublease shall be governed by and construed in accordance with the laws of the State wherein the premises are located.

29. ENTIRE AGREEMENT

     This sublease, and the Master Lease to which it is subject, contains the entire agreement and understanding between Sublessor and Sublessee relating to the leasing of the premises and obligations of Sublessor and Sublessee. This sublease supersedes any and all prior or contemporaneous agreements and understandings between Sublessor and Sublessee, and shall not be modified or amended unless both Sublessor and Sublessee agree in writing. Sublessor and Sublessee specifically agree that this instrument be interpreted as a sublease rather than an assignment.

30. NOTICES

All notices to be given by one party to the other under this sublease shall be in writing, mailed or hand-delivered to each at the address to the individual, set forth at the end of this sublease or at a changed address if notice of the change is given to the other party in writing. Mailed notices shall be sent by United States certified or registered mail, postage prepaid. Such notices shall be deemed to have been given upon posting in the United States mail. Actual notice shall be no substitute for written notice under any provision of this Lease.

IN WITNESS WHEREOF, the parties have executed this sublease as of the day and year first above written.

SUBLESSOR:                              Address:

Giant Industries Arizona, Inc.          23733 N. Scottsdale Road
an Arizona Corporation                  Scottsdale, AZ 85255

BY: /s/ JAMES E. ACRIDGE
    ---------------------------------

Its: CEO
    ---------------------------------


SUBLESSEE:                              Address:

Prime Pinnacle Peak Properties, Inc.    23733 N. Scottsdale Road
an Arizona corporation                  Scottsdale, AZ 85255


BY: /s/ JAMES E. ACRIDGE
    ---------------------------------

Its: President
    ---------------------------------

                                   EXHIBIT A

PARCEL NO. 1:

A portion of Tract "B", of PINNACLE PARADISE, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 126 of Maps, Page 31, more fully described as follows:

BEGINNING at the Northeast corner of said Tract "B";

thence South 0 degrees 03 minutes 44 seconds East, a distance of 280.02 feet to a point of curvature whose center bears South 89 degrees 56 minutes 10 seconds West, a radius of 20 feet;

thence Southwesterly along said curve through a delta of 90 degrees 03 minutes 44 seconds, an arc length of 31.44 feet;

thence West, a distance of 280.02 feet;

thence North a distance of 299.94 feet;

thence East a distance of 300 feet to the POINT OF BEGINNING;

EXCEPT that portion dedicated for right of way as set forth in instrument recorded April 18, 1985 in 85-166839, Official Records described as follows:

COMMENCING at the Southeast corner of Section 12 (intersection of PIMA ROAD and PINNACLE PEAK ROAD), Township 4 North, Range 4 East;

thence North 00 degrees 03 minutes 44 seconds West along the East line of said Section 12 (also monument line of PIMA ROAD), a distance of 355.00 feet to a point;

thence South 89 degrees 56 minutes 16 seconds West, a distance of 55.00 feet to a point on the West right-of-way line of PIMA ROAD and being the TRUE POINT OF BEGINNING;

thence West, a distance of 10.00 feet to a point;

thence South 00 degrees 03 minutes 44 seconds East, a distance of 279.92 feet to a point of curvature whose center bears South 89 degrees 56 minutes 16 seconds West, a radius of 20.00 feet;

thence Southwesterly along said curve through a Delta of 90 degrees 03 minutes 44 seconds, an arc length of 31.44 feet;

thence East along the North right-of-way line of PINNACLE PEAK ROAD, a distance of 10.04 feet to a point of curvature whose center bears North, a radius of 19.96 feet;

thence Northeasterly along said curve through a Delta of 90 degrees 03 minutes 44 seconds, an arc length of 31.37 feet to a point on the West right-of-way line of PIMA ROAD;

thence North 00 degrees 03 minutes 44 seconds West, along said right-of-way line, a distance of 279.96 feet back to the TRUE POINT OF BEGINNING.

PARCEL NO. 2:

A portion of Tract "B", of PINNACLE PARADISE, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 126 of Maps, Page 31, more fully described as follows:

BEGINNING at the Southwest corner of said Tract "B";

thence East along the South line of said Tract "B", a distance of 20.00 feet to the TRUE POINT OF BEGINNING;

thence North a distance of 199.94 feet;

thence East a distance of 180.00 feet;

thence North a distance of 100.00 feet to a point on the North line of Tract
"B";

thence East along said North line a distance of 200.00 feet;

thence south a distance of 299.94 feet to a point in the South line of Tract
"B";

thence West along said South line a distance of 380.00 feet to the TRUE POINT OF BEGINNING.

                                   EXHIBIT B

                                  SITE SURVEY